Exhibit 10.9.1

LEASE

BY AND BETWEEN

SAN TOMAS PROPERTIES, LLC,

a Delaware limited liability company

as Landlord

and

NASSDA CORPORATION

as Tenant

For Premises located at

Second Floor of 2650 San Tomas Expressway, Santa Clara, California

LEASE

This Lease is dated as of the lease reference date specified in Section A of the Summary of Basic Lease Terms and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

SUMMARY OF BASIC LEASE TERMS

SECTION		TERMS

(LEASE REFERENCE)

A. (Introduction)	Lease Reference Date:	December 20, 2002

B. (Introduction)	Landlord:	SAN TOMAS PROPERTIES, LLC a Delaware limited liability company

C. (Introduction)	Tenant:	NASSDA Corporation a Delaware corporation

D. (§ 1.20)	Premises:

That area consisting of approximately 23,716 square feet of gross leasable area in the second floor of the building located at 2650 San Tomas Expressway, Santa Clara, California 95051-0953. Such gross rentable area includes a proportionate share of the size of the Common Area entrance lobby to the Building and the rear fire exit lobby. The parties agree that the foregoing square footage of the Premises (including the proportionate share of the Common Area lobby) is deemed the actual gross rentable area of the Premises.

E. (§1.21)	Project:

The land, the Building and other improvements shown on Exhibit A consisting of multiple buildings the aggregate gross leasable area of which is 476,477 square feet as of the date of this Lease. The gross leasable area of the Project referred to above shall be deemed the actual gross leasable area in the Project.

F. (§ 1.7)	Building:

The building in which the Premises are located having an address of 2650 San Tomas Expressway, Santa Clara, California, and containing approximately 47,432 square feet of gross leasable area. The gross leasable area of the Building referred to above shall be deemed the actual gross leasable area in the Building.

G. (§1.28)	Tenant’s Share:

50.00% of the Building (i.e., 23,716 square feet of gross leasable area in the Premises divided by 47,432 square feet of gross leasable area in the Building); and 4.98% of the Project (i.e., 23,716 square feet of gross leasable area in the Premises divided by 476,477 square feet of gross leasable area in the Project).

H. (§4.5)	Tenant’s Allocated Parking Stalls: 95 parking spaces.

I. (§1.24)	Scheduled Commencement Date: February 1, 2003

J. (§1.17)

Lease Term: 37 calendar months (plus the partial month following the Commencement Date if such date is not the first day of a month). If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter.

K. (§3.1)	Base Monthly Rent: Months (following Commencement Date)	Base Monthly Rent

	1 (“Rent Abatement Period”)	-0-
	2 – 13	$26,087.60
	14 – 25	$27,273.40
	26 – 37	$28,459.20

Notwithstanding the foregoing, if the Commencement Date is other than the first day of a calendar month, the first month of the Lease Term will include the partial month in which the Commencement Date occurs plus the next full calendar month, but the Rent Abatement Period in such case will consist of the first 30 days from and including the Commencement Date. Base Monthly Rent(prorated on the basis of Base Monthly Rent in the amount of $26,087.60) and “Tenant’s Share” of “Common Operating Expenses” for the remainder of such first month in the Lease Term will be prorated on a daily basis. Base Monthly Rent and Additional Rent for Tenant’s Share of Common Operating Expenses (as such terms are hereinafter defined) shall not be due and payable during the Rent Abatement Period.

L. (§3.3)	Prepaid Rent: $42,082.23 (i.e., $26,087.60 for Base Monthly Rent, plus $15,994.63 for Tenant’s Share of Common Operating Expenses), that first become due under this Lease.

M. (§3.5)	Security Deposit: $28,459.20

N. (§4.1)	Permitted Use: General office, research and development, engineering, marketing, sales, storage and other legal uses incidental thereto.

O. (§ 5.2)	Permitted Tenant’s Alterations limit: $10,000.00

P. (§ 9.1)	Tenant’s Liability Insurance Minimum: $3,000,000.00

Q. (§ 1.3)	Landlord’s Address:	Divco West Group, LLC 100 Park Center Plaza, Suite 425 San Jose, California 95113 Attn: Property Manager

	With a copy to:	Divco West Group, LLC 150 Almaden Blvd., Suite 700 San Jose, CA 95113 Attn.: Asset Manager

R. (§ 1.3)	Tenant’s Address:	Prior to the Commencement Date: 2975 Scott Boulevard Suite 110 Santa Clara, CA 95054 Attn.: Chief Financial Officer

From and after the Commencement Date: At the Premises Attn.: Chief Financial Officer

S. (§15.13)

Retained Real Estate Brokers: Craig L. Fordyce and Michael L. Rosendin of Colliers International representing Landlord, and Joan Haynes and Cinnamon Trimmer of Colliers International representing Tenant. Landlord and Tenant each acknowledge and agree that Colliers International is representing Landlord and Tenant in this transaction and has a dual agency relationship with Landlord and Tenant in this Lease.

T. (§ 1.16)	Lease:	This Lease includes the summary of the Basic Lease Terms, the Lease, and the following exhibits and addenda:

Exhibit A – Project Site Plan and Outline of the Premises

Exhibit B – Work Letter for Tenant Improvements

Exhibit C – Acceptance Agreement

Exhibit D – Hazardous Materials Disclosure Certificate Addendum No. 1

The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

ARTICLE 1

DEFINITIONS

1.1 General: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2 Additional Rent: The term “Additional Rent” is defined in Section 3.2.

1.3 Address for Notices: The term “Address for Notices” means the addresses set forth in Sections Q and R of the Summary.

1.4 Agents: The term “Agents” means the following: (i) with respect to Landlord, the employees and agents of Landlord; and (ii) with respect to Tenant, the employees, contractors, agents and invitees of Tenant and Tenant’s subtenants and their respective agents, employees, contractors, and invitees.

1.5 Agreed Interest Rate: The term “Agreed Interest Rate” means that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

1.6 Base Monthly Rent: The term “Base Monthly Rent” means the fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in Section K of the Summary.

1.7 Building: The term “Building” means the building in which the Premises are located which Building is identified in Section F of the Summary.

1.8 Commencement Date: The term “Commencement Date” means the later of: (i) February 1, 2003; or (ii) the date on which all of the following have occurred: (a) the “Tenant Improvements” to be constructed by Landlord pursuant to Exhibit B have been “Substantially Completed,” subject to “Tenant Delays” and “Force Majeure Delays” (as such terms are defined in Exhibit B attached hereto), (b) Landlord has delivered possession of the Premises to Tenant. However, if there is any delay in Substantially Completing the Tenant Improvements due to any Tenant Delay, the date calculated under clause (ii)(a) and clause (ii)(b) above will be the date the Tenant Improvements would have been Substantially Completed but for such Tenant Delay(s). Thus, the date for commencement of Rent shall not be delayed by Tenant Delay.

1.9 Common Area: The term “Common Area” means all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, which in any event shall include the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas.

1.10 Common Operating Expenses: The term “Common Operating Expenses” is defined in Section 8.2.

1.11 Effective Date: The term “Effective Date” means the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

1.12 Event of Tenant’s Default: The term “Event of Tenant’s Default” is defined in Section 13.1.

1.13 Hazardous Materials: The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in Section 7.2E.

1.14 Insured and Uninsured Peril: The terms “Insured Peril” and “Uninsured Peril” are defined in Section 11.2E.

1.15 Law: The term “Law” means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in Section 7.2F) and the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et.seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto (“ADA”).

1.16 Lease: The term “Lease” means the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.

1.17 Lease Term: The term “Lease Term” or “Term” means the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

1.18 Lender: The term “Lender” means any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

1.19 Permitted Use: The term “Permitted Use” means the use specified in Section N of the Summary.

1.20 Premises: The term “Premises” means that building area described in Section D of the Summary that is within the Building.

1.21 Project: The term “Project” means that real property and the improvements thereon which are specified in Section E of the Summary. Landlord reserves the right, in its sole and absolute discretion, to include such other buildings in the Project, to sell, transfer, assign or otherwise dispose of any building or parcel in the Project and elect to remove such building and/or parcel from the Project.

1.22 Private Restrictions: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which are recorded after the Effective Date and do not materially interfere with Tenant’s use and occupancy of the Premises under the terms of the Lease, unless Tenant approves of such newly recorded Private Restrictions.

1.23 Real Property Taxes: The term “Real Property Taxes” is defined in Section 8.3.

1.24 Scheduled Commencement Date: The term “Scheduled Commencement Date” shall mean the date specified in Section I of the Summary.

1.25 Security Instrument: The term “Security Instrument” means any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

1.26 Summary: The term “Summary” means the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

1.27 Tenant’s Alterations: The term “Tenant’s Alterations” or “Tenant’s Alteration” or “Tenant Alteration” means all improvements, additions, and alterations installed in the Premises by Tenant.

1.28 Tenant’s Share: The term “Tenant’s Share” means the percentage obtained by dividing Tenant’s gross leasable area in the Premises (as set forth in Section D of the Summary) by the gross leasable area of the Building, which as of the Effective Date is the percentage identified in Section G of the Summary.

1.29 Trade Fixtures: The term “Trade Fixtures” means (i) Tenant’s inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without irreparable injury to the Premises

ARTICLE 2

DEMISE, CONSTRUCTION, AND ACCEPTANCE

2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for the Permitted Use in the conduct of Tenant’s business together with (i) the non-exclusive right to use on an unreserved basis, free of charge (except for Common Operating Expenses and Taxes), the number of Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.

2.2 Commencement Date: The Lease Term starts on the Commencement Date, notwithstanding any early occupancy by Tenant pursuant to Section 2.5 hereof.

2.3 Construction of Improvements: Landlord agrees to construct the Tenant Improvements in accordance with the terms of Exhibit B and to use its commercially reasonable efforts to Substantially Complete such work by the Scheduled Commencement Date, subject to “Tenant Delays” and “Force Majeure Delays” (as such terms are defined in Exhibit B attached hereto).

2.4 Delivery and Acceptance of Possession: If Landlord is unable to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date with the Tenant Improvements Substantially Completed (as defined in Exhibit B), for any reason whatsoever, then this Lease shall not be void or voidable except as provided in this paragraph, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing or anything to the contrary contained in this Lease, (a) if the Commencement Date has not occurred on or before March 1, 2003 (as extended for Tenant Delays and Force Majeure Delays, as defined in Exhibit B), then Landlord shall reimburse Tenant for the Holdover Delay Payment (hereinafter defined) for the time period that the Commencement Date is delayed beyond March 1, 2003 (as extended for Tenant Delays and Force Majeure Delays) through the earlier of thirty (30) days after the Commencement Date occurs or such earlier date that Tenant ceases to be obligated to pay holdover rent under the Existing Lease (hereinafter defined), and (b) if the Commencement Date has not occurred on or before May 1, 2003 (as extended for Tenant Delays and Force Majeure Delays), then Tenant, as its sole and exclusive remedy (in addition to the payment by Landlord of the Holdover Delay Payment as provided below), may terminate this Lease by written notice to Landlord prior to the actual Commencement

Date, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant, and Landlord shall pay the Holdover Delay Payment to Tenant through May 31, 2003, but not for any period thereafter, to such extent such payment is due the landlord under the Existing Lease. Under no circumstances will Landlord pay more than $69,000.00 in Holdover Delay Payment even if the Commencement Date is delayed beyond May 1, 2003 and Tenant does not elect to terminate the Lease as provided above. The “Holdover Delay Payment” equals $23,000.00 per month, which represents one-half of the additional premium for the holdover rent that Tenant pays to its current landlord for Tenant’s lease of space at 2975 Scott Blvd., Suites 109 and 110, Santa Clara, California (the “Existing Lease”). If the landlord under the Existing Lease reduces or does not charge rent at the holdover rate under the Existing Lease, Landlord’s Holdover Delay Payment will be reduced according to equal one-half of the additional premium for holdover rent for the Existing Lease. Landlord will make the Holdover Delay Payment to Tenant either in a lump sum payment within 10 days after the Commencement Date or as a credit against Base Monthly Rent and Additional Rent coming due under this Lease.

Notwithstanding anything to the contrary contained in this Lease, Landlord warrants and represents that as of the Commencement Date, (i) the Premises will comply with all Laws, except for any improvements required due to Tenant’s particular use of the Premises, the particular manner in which it conducts its business in the Premises, or any Trade Fixtures or Tenant Alterations made by Tenant, (ii) the Tenant Improvements and the Premises will be in good and clean operating condition and repair, (iii) the electrical (including outlets and panels), mechanical, HVAC, plumbing, sewer, elevator, sprinkler (including interior and exterior landscaping) and other systems serving the Premises and the Building as well as the lighting, ceiling tiles and window coverings in the Premises and the parking lot will be in good operating condition and repair, and (iv) the roof (including the roof membrane) of the Building will be in good condition and water tight. During the first six (6) months after the Commencement Date, Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with such warranty at Landlord’s sole cost and expense, except if such work is required due to (a) the negligence, willful misconduct or misuse by Tenant or any of its Agents, or (b) the installation of any Trade Fixtures or Tenant Alterations, in which case Tenant shall be solely responsible for the cost of such work. Subject to the foregoing, Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, “as-is”, including all defects, except for any defects in the structural parts of the Building (which for purposes hereof shall mean the foundation, load bearing walls and roof structure). At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement in the form attached as Exhibit C, appropriately completed. The failure of Tenant to execute such Acceptance Agreement shall not extend or delay the Commencement Date.

2.5 Early Occupancy: Tenant may enter the Premises on or after January 15, 2003 at its own risk solely for the purpose of making such improvements as Tenant shall have the right to make, including without limitation, and to install fixtures, supplies, inventory and other property (“Early Occupancy”). Tenant agrees that it shall not in any way interfere with the progress of Landlord’s work by such entry. Should such entry prove an impediment to the progress of Landlord’s work, in Landlord’s judgment, Landlord may demand that Tenant forthwith vacate the Premises or take other steps to cease the interference until such time as Landlord’s work is complete, and Tenant shall immediately comply with this demand. During the course of any pre-term possession, whether such pre-term period arises because of an obligation of construction on the part of Landlord, or otherwise, all terms and conditions of this Lease shall apply, except those regarding the start of the Commencement Date and obligation to pay Base Monthly Rent and Additional Rent. Such Early Occupancy will not affect the start of the Commencement Date or the Term of this Lease.

ARTICLE 3

RENT

3.1 Base Monthly Rent: Commencing on the Commencement Date and continuing throughout the Lease Term but subject to the Rent Abatement Period, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.

3.2 Additional Rent: Commencing on the Commencement Date and continuing throughout the Lease Term but subject to the Rent Abatement Period, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant’s Share of Common Operating Expenses as provided in Section 8.1; (iii) Landlord’s share of any Subrent received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iv) any legal fees and costs due Landlord pursuant to Section 15.9; and (v) any other charges due Landlord pursuant to this Lease.

3.3 Payment of Rent: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent and Additional Rent for Tenant’s Share Common Operating Expenses that becomes due under this Lease. The term “Rent” or “rent” shall mean Base Monthly Rent, Additional Rent and other sums required to be paid by Tenant under this Lease. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Section 11.4 and Section 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

3.4 Late Charge, Interest and Quarterly Payments:

(a) Late Charge. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys’ fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when such payment is due, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant’s failure to make timely payment; provided, however, Landlord shall waive such late charge the first two times in each calendar year that such late charge would otherwise be due if Tenant makes such late payment within five (5) days of written notice thereof by Landlord. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2B.

(b) Interest. If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

(c) Quarterly Payments. If Tenant during any calendar year shall be more than five (5) days delinquent in the payment of any rent or other amount payable by Tenant hereunder after written notice from Landlord in accordance with Sections 3.4(a) and 13.1.A on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Monthly Rent and Additional Rent quarterly in advance for the following twelve (12) (6) month period. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder

3.5 Security Deposit: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”). Landlord may from time to time during an Event of Tenant’s Default apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant other than ordinary and reasonable wear and tear; (iii) to clean the Premises to the extent required under the Lease upon termination of the Lease to the extent Tenant has not performed such obligation; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord shall pay the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

ARTICLE 4

USE OF PREMISES

4.1 Limitation on Use: Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary. There shall not be any change in use without the prior written consent of Landlord which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in accordance with the terms of the Lease. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, but Tenant may use the electrical power dedicated for the Premises, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls, or columns of the Building or set any load on the floor in excess of the load limit for which such items are designed. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

4.2 Compliance with Regulations: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant’s Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease. Nothwithstanding anything to the contrary in this Lease, Tenant shall not be required to construct any capital improvements to the Premises or alterations to the structural portions of the Premises to comply with or cause the Premises to comply with any Laws unless such compliance is necessitated due to (i) Tenant’s particular use of the Premises or the manner in which it conducts its business therein, or (ii) any change in the Permitted Use of the Premises, or (iii) any Trade Fixtures or Tenant Alterations that Tenant installs or causes to be installed in the Premises.

4.3 Outside Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

4.4 Signs: Except as set forth in this Section 4.4, Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. At its sole cost and expense, Tenant may have a sign listing only Tenant’s name on one of the existing monument signs in front of the Building and on the applicable directional monument signs for the Project, provided such signs are consistent with the Building standards and otherwise approved in writing by Landlord. Tenant may also have its name placed in one location on the exterior of the Building by its Premises (i.e., an eyebrow sign), provided such sign is of a design, quality, size and location approved by Landlord. All such approved signs shall strictly conform to all Laws, Private Restrictions at Tenant’s expense, and Landlord’s sign criteria then in effect and shall be installed and maintained at the expense of Tenant. Tenant shall maintain such signs in good condition and repair and pay for the cost to remove such sign at the expiration or earlier termination of this Lease.

4.5 Parking: Tenant is allocated and shall have the non-exclusive right to use, on a unreserved basis, free of charge (except for Operating Expenses and Taxes), the number of Tenant’s Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant’s Agents, the location of which may be designated from time to time by Landlord, but Landlord agrees not to discriminate against Tenant in designating the location of parking spaces. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces, provided that Landlord shall not grant any other tenant the right to use any particular parking space if there would remain less than the number of Tenant’s Allocated Parking Stalls for use by Tenant. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord shall not oversubscribe the parking.

4.6 Rules and Regulations: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. Landlord agrees that it shall not enforce the rules and regulations more stringently against Tenant than any other tenant of the Building. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Additionally, no rules and regulations shall be adopted or amended that will materially increase Tenant’s financial obligations to Landlord, or materially reduce Tenant’s rights under this Lease, nor shall Tenant be required to comply with any rules and regulations which prevent Tenant’s Permitted Use. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations. Tenant shall not be required to comply with any new rule or regulation that materially interferes with Tenant’s use of the Premises or Tenant’s parking, or materially increases Tenant’s obligations or materially decreases Tenant’s rights under this Lease.

ARTICLE 5

TRADE FIXTURES AND ALTERATIONS

5.1 Trade Fixtures: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises, except to the extent (a) any Trade Fixture will use, generate, store or dispose of any Hazardous Material in which case the prior written consent of Landlord in its sole and absolute discretion shall be required before such Trade Fixture may be installed, or (b) any Trade Fixture will constitute a Tenant Alteration, in which case it shall be subject to the requirements set forth below for the construction of a Tenant Alteration, including, without limitation, the prior written consent of Landlord. All Trade Fixtures shall remain Tenant’s property.

5.2 Tenant’s Alterations: Construction by Tenant of a Tenant Alteration shall be governed by the following:

A. Consent Required. Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval, which will not be unreasonably withheld unless such Tenant Alteration affects areas outside of the Premises or the exterior of the Building or the structural parts of the Building, in which case Landlord may withhold its consent in its sole and absolute discretion. Tenant shall be entitled, without Landlord’s prior approval, to make any Tenant Alteration (i) which does not affect the structural or exterior parts or roof or water tight character of the Building, (ii) does not affect or alter any areas outside of the Premises, (iii) does not affect the HVAC, electrical, mechanical or plumbing systems for the Building or Premises, and (iv) the reasonably estimated cost of which does not exceed the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement. In the event Landlord’s approval for any Tenant’s Alterations is required, Tenant shall not construct the Tenant Alteration until Landlord has approved in writing the plans and specifications therefor, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant’s Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

B. Other Requirements. Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days’ prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

C. Restoration. All Tenant’s Alterations shall remain the property of Tenant during the Lease Term and may be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, those Tenant’s Alterations previously designated by Landlord in accordance with the Lease to be surrendered to Landlord as part of the realty shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant’s Alterations, Tenant shall so remove such Tenant’s Alterations on the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant’s Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Tenant Alteration in question; (ii) at the time Tenant requested Landlord’s approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant Alteration at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant Alteration at the expiration of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove the Tenant Improvements (as defined in Exhibit B attached hereto) being installed by Landlord in the Premises or any cosmetic Tenant Alteration that may be installed without the prior written consent of Landlord.

5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures (except as related to the Tenant Improvements, which shall be Landlord’s responsibility). Notwithstanding anything to the contrary herein, any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord’s right to reimbursement from Tenant specified in Section 5.4).

5.4 Amortization of Certain Capital Improvements: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Building or Common Area as of the Commencement Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project but only to the extent of such reduction; and (ii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

A. Amortization Period. All costs paid by Landlord to construct such improvements (including reasonable financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

B. Payment. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant’s Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term, or (ii) the end of the term over which such costs were amortized.

5.5 Mechanic’s Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant’s Agents relating to the Project. If any such claim of lien is recorded (except those caused by Landlord or Landlord’s Agents), Tenant shall bond against or discharge the same within 10 days after Tenant has received written notice that the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

5.6 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 6

REPAIR AND MAINTENANCE

6.1 Tenant’s Obligation to Maintain: Except as otherwise provided in Section 6.2, Section 11.1, and Section 12.3, Tenant shall be responsible for the following during the Lease Term:

A. General. Tenant shall clean and maintain in good order, condition, and repair replace when necessary the interior of the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains) exclusively serving and within the Premises, and all ducts, pipes, vents or other parts of the plumbing system exclusively serving and within the Premises; (ii) all fixtures, interior walls, floors, carpets and ceilings in the Premises; (iii) all doors, entrances, plate glass, showcases in the Premises (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems) exclusively serving and within the Premises; and (v) any automatic fire extinguisher equipment in the Premises.

B. Utilities and Glass. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which exclusively serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises.

C. Windows. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality, except to the extent caused by a casualty at the Building for which such windows are covered under any insurance policy Landlord is required by this Lease to carry. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry. Landlord will arrange for the cleaning of the windows on a periodic basis and the cost thereof will be paid by Tenant as part of Common Operating Expenses.

D. HVAC. Landlord shall (i) maintain, repair and replace when necessary all HVAC equipment which services the second floor of the Building, which includes the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 90 days during the Lease Term. . If Tenant requires any supplemental HVAC for its server room or other areas in the Premises, Tenant shall be solely responsible for the installation, repair and maintenance of such supplemental HVAC and for all costs in connection therewith.

E. Standards. All repairs required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant’s Alterations Limit, then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

6.2 Landlord’s Obligation to Maintain: Landlord will perform the following obligations and the cost thereof will be included in Common Operating Expenses in accordance with the terms of the Lease:

A. Common Areas and Building. Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) located on the Project so that the same are kept in good order and repair.

B. Elevator. Landlord will arrange for the repair and maintenance of the elevator in the Building and the cost thereof will be charged solely to Tenant since Tenant is leasing all of upper floor in the Building.

C. Windows. Landlord will arrange on a periodic basis (at least once six months) for the cleaning of the exterior of the windows.

D. Standard. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole but reasonable discretion of Landlord.

E. Janitorial. At its expense, Tenant will arrange for its own janitorial service in Premises on each weekday (Saturdays, Sundays and holidays excepted) in accordance with standards in similar-class buildings in the city in which the Building is located.

F. Electrical. Tenant has inspected the current electrical amperage provided to the Premises and acknowledges that such electrical power is sufficient for Tenant to conduct its business for its contemplated Permitted Use. During the Term of this Lease, there shall be available to the Premises electrical facilities comparable to those supplied to the Premises as of the date of this Lease, which includes 800 amps and 277/480 volts of electricity. Any additional electrical power requested by Tenant shall be subject to the approval of Landlord, and if approved, Tenant shall be responsible to perform all work and pay for all costs in connection thereof; however, Tenant may not bring additional electrical power to the Premises if that would decrease the electrical amperage or power available to the remaining part of the Building or other area in the Project.

Tenant agrees not to use any apparatus or device in, upon or about the Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Premises as described above, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant’s use of electric current shall never exceed Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord’s reasonable discretion. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord’s reasonable discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord’s approval or any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of any electrical current in excess of the standard amount described above. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such electrical current consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the amount specified in said estimate, as the case may be.

G. Water. During the Term of this Lease, Landlord shall cause water to be available to the Premises for ordinary drinking, lavatory and office kitchen purposes. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its reasonable discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant’s sole cost and expense, Landlord may also install a water meter and thereby measure Tenant’s water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when bill are rendered.

H. General. Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements to the Premises, Building or Project (a) necessitated by the negligence or willful misconduct of Landlord or any other tenant of the Building, or their respective agents, employees or contractors, (b) occasioned by fire or other casualty or by the exercise of the power of eminent domain, (c) which could be treated as a “capital expenditure” under generally accepted accounting principles, except if such capital expenditure is for a capital improvement to the Premises and is required due to Tenant’s particular use or change in use of the Premises, or the manner in which Tenant conducts its business in the Premises, or the construction or installation of any Trade Fixtures or Tenant Alteration, (d) to all building systems not exclusively serving the Premises, except for Tenant’s telephone, cabling and telecommunication lines and systems which shall be Tenant’s responsibility to repair and maintain, and (e) to any portion of the Building outside of the demising walls of the Premises. Notwithstanding the foregoing, Tenant shall pay for its share of the repairs described in subsections (c), (d) and (e) to the extent such costs are properly included in Common Area Expenses or payable pursuant to

Section 5.4 of the Lease; provided, however, that if the work to be performed is just for or in the Premises or any building system just providing service to the Premises, Tenant shall be solely responsible for the cost of such work. In addition, Tenant shall be solely responsible for the cost of any applicable deductible under Landlord’s property damage policy for any damage caused by Tenant or its Agents, provided that the amount for any individual claim payable by Tenant may not exceed $20,000.00 regardless of the actual amount of the deductible.

6.3 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area as provided in this Lease. The tenant in the first floor of the Building maintains a security room with a security guard in the first floor lobby of the Building during periods of time selected by such tenant (the “First Floor Tenant”). Such reception desk and guard service will be for controlling access to the premises in the first floor of the Building leased to the First Floor Tenant, but not to the Building or other space in the Building, including the Premises. Landlord shall not be responsible for acts or omissions of such security guard(s), including, without limitation, the failure of any security guard to permit access to other parts of the Building. Tenant shall cooperate with Landlord and the First Floor Tenant to ensure that no authorized person is denied access to the Building at any time. Tenant shall have access to the Premises through the first floor lobby of the Building at all times during the Lease Term. The First Floor Tenant has installed a key card system to permit access to the Building and such First Floor Tenant has agreed to provide key cards to provide access to the Building to other tenants in the Building. Landlord will arrange to obtain key cards for access to the Building for Tenant and will ensure that Tenant and its authorized Agents have access to the Building at all times and facilitate such access, if necessary, as between Tenant and the First Floor Tenant. Tenant agrees to cooperate with Landlord and the First Floor Tenant to obtain key card access to the Building. Tenant agrees to pay such First Floor Tenant (or its security vendor) for any reasonable additional costs incurred by the First Floor Tenant to provide such key cards to Tenant.

Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area other than the entrance to or lobby of the Building to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to the extent necessary to perform maintenance; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project, provided Landlord reimburses Tenant for its reasonable costs incurred in connection therewith, unless such change in address is required by the postal authorities or any other governmental authority. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises, its business operations, its security or parking rights without first obtaining Tenant’s consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

ARTICLE 7

WASTE DISPOSAL AND UTILITIES

7.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant’s sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

A. Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate, in the form attached hereto as Exhibit D (the “Initial Hazardous Materials Certificate”). Tenant covenants, represents and warrants to Landlord that the information in the Initial Hazardous Materials Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed and updated Hazardous Materials Disclosure Certificate, substantially in the form attached hereto as Exhibit D (the “Annual Hazardous Materials Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. Tenant may, in its sole discretion, update the Hazardous Materials Disclosure Certificate more frequently than on an annual basis or at any time in between Annual Hazardous Material Certificates.

B. Hazardous Material Usage. Tenant shall not be entitled to use, bring, store, generate, transport or dispose of any Hazardous Materials (herein referred to as “Hazardous Materials Usage”) on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord’s prior written consent thereto in its sole and absolute discretion; provided, however, that Landlord shall not withhold its consent to Tenant’s use of Hazardous Materials that are necessary for Tenant’s business so long as Tenant’s use thereof is in compliance with all Laws, including Hazardous Materials Laws, and Tenant implements reasonable measures to ensure that the Project will not be contaminated by Tenant’s use, storage, generation, transport or disposal of such Hazardous Materials. Any such Hazardous Materials Usage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable Hazardous Material Disclosure Certificate as expressly approved by Landlord. Any Hazardous Material Usage of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project shall strictly comply with all applicable Laws, including all Hazardous Materials Laws now or hereinafter enacted. Tenant agrees that any material changes to the type and/or quantities of Hazardous Materials specified in the most recent approved Hazardous Material Disclosure Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion (except as expressly provided above). Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises or Project for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion.

C. Tests and Inspections. Landlord shall have the right at all times during the Term of this Lease (upon advance written notice in accordance with the terms of this Lease and during normal business hours, except in an emergency when prior notice is not necessary and access may occur at any time) to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 7.2 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably determines that Tenant or any of Tenant’s Agents are directly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Representatives with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be responsible for all liability in connection with Hazardous Material Usage by Tenant and its Agents.

D. Notice. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises, Common Areas or Project; provided that Tenant has actual knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation or other Hazardous Materials Usage of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant’s Agents such that the affected portions of the Project and any adjacent property are returned, as much as practical and as required by Law and as required to prevent any limitation on the use or marketability of any part of the Project, to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Hazardous Materials Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, after five (5) days advance written notice to Tenant, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work rendered necessary by Hazardous Materials Usage by Tenant or its Agents. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

E. Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used)), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from: (a) any violation or alleged violation by Tenant or its Agents of any of the Laws, including, without limitation, the Hazardous Materials Laws; (b) any breach of the provisions of this Section 7.2 or any subsection thereof by Tenant or any of Tenant’s Agents; or (c) any Hazardous Materials Usage on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” means all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Leased Premises or the Project, damages for the loss or restriction on use of any space or amenity within the Building or the Project, damages arising from any adverse impact on marketing space in the Project, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. Notwithstanding anything to the contrary contained in the Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Project, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Hazardous Materials Laws, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Tenant or its Agents.

F. Hazardous Material. As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government or under any Hazardous Material Law. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term “Hazardous Material Law” means any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

G. Survival. The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 7.2. In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.

H. Landlord’s Representations. To actual knowledge of Landlord as of the date hereof, without independent investigation or the imputation of knowledge from any other party, and except as may be disclosed in the Environmental Report (hereinafter defined) (a) no Hazardous Materials are present in the Premises or Building in violation of applicable Hazardous Material Law, and (b) no action, proceeding or claim is pending against Landlord or threatened against Landlord regarding the Building concerning any Hazardous Materials in the Building in violation of any applicable Hazardous Material Law. The term “Environmental Report” shall mean that certain Phase I Environmental Site Assessment, San Tomas I & II, dated November 19, 1999, prepared by Arcadis Geraghty & Miller.

7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date). If any utility service is not separately metered to the Premises, then Tenant shall pay its equitable share of the cost of such utility service with all others served by the service not separately metered, as reasonably determined by Landlord. As of the date of this Lease, electricity, gas and water are not separately metered to the Premises, but Landlord has installed a submeter or other measuring device to estimate electrical usage at the Premises. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s reasonable estimate of the cost of

Tenant’s excess use of such utility service, or (ii) install a separate meter or submeter or other alternative measuring device (at Tenant’s expense).

7.4 Compliance with Governmental Regulations: Except as otherwise expressly provided in this Lease, Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

ARTICLE 8

COMMON OPERATING EXPENSES

8.1 Tenant’s Obligation to Reimburse: As Additional Rent, Tenant shall pay Tenant’s Share (specified in Section G of the Summary) of all Common Operating Expenses; provided, however, if the Project contains more than one building, then Tenant shall pay Tenant’s Share of all Common Operating Expenses fairly allocable to the Building, including (a) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and (b) all Common Operating Expenses which relate to the Project (provided, however, if the Project contains more than one building, then Tenant shall pay Tenant’s Share of all Common Operating Expenses fairly allocable to the Building in general are not fairly allocable to any one building that is part of the Project). Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 30 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant’s Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question; (ii) during such Landlord’s fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 180 days after the end of each Landlord’s fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord’s fiscal year (the “Annual Reconciliation Statement”) and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 30 days after delivery by Landlord to Tenant of said statement (or payment by Landlord if the Lease has terminated), so that Landlord shall receive the entire amount of Tenant’s Share of all Common Operating Expenses for such Landlord’s fiscal year and no more. The failure of Landlord to deliver such annual reconciliation statement within said 180-day period under clause (iii) above shall not constitute a waiver or otherwise release a party from its obligation to make a payment or credit when such reconciliation is actually done, provided Landlord notifies Tenant by the end of said 180 day period that Landlord will be late in delivering the Annual Reconciliation Statement and Landlord delivers such Annual Reconciliation Statement by the end of the year following the year covered by such Annual Reconciliation Statement.

A. Inspection. As provided in this paragraph, Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Common Operating Expenses, once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times. Within 180 days after receipt of Landlord’s annual reconciliation, Tenant shall have the right, after at least ten (10) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Common Operating Expenses for the immediately preceding calendar year covered in such annual reconciliation statement. All expenses of the inspection shall be borne by Tenant and must be completed within 30 days after commencement of the inspection. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within 30 days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within 30 days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Common Operating Expenses payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall immediately pay Landlord the difference. If the inspection by the CPA Firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Common Operating Expenses owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Common Operating Expenses by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm.

B. Allocation. Notwithstanding anything to the contrary in this Lease, if the Project consists of multiple buildings, certain Common Operating Expenses may pertain to repairs or work done or other costs or expenses incurred at a particular building(s) and other Common Operating Expenses may pertain to repairs, costs or expenses to the Project as a whole. Landlord may allocate Common Operating Expenses for work done or expenses incurred for a particular building within the Project to the building in question whose tenants will be responsible for such costs, and allocate Common Operating Expenses applicable for work done or expenses incurred for the Project to all of the buildings in the Project with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to allocate such costs to the buildings (including the Building) in a reasonable, non-discriminatory manner and such allocation shall be binding on Tenant.

8.2 Common Operating Expenses Defined: The term “Common Operating Expenses” shall mean the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, and operations of the Building, the Common Areas and the Project, including without limitation, the following:

A. All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services fairly related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire, property damage, earthquake and other insurance covering the Project carried by Landlord pursuant to Section 9.2 (including the prepayment of premiums for coverage of up to one year), provided, however, that the increase in the premium for earthquake insurance that may be included in Common Operating Expenses in a year may not be more than five percent (5%) of the premium for earthquake insurance for the prior year; (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, re-striping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) capital improvements as provided in Section 5.4 hereof;

B. The following costs: (i) Real Property Taxes as defined in Section 8.3; and (ii) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Section 8.2A that is fairly allocable to the Project;

C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant’s Share of Common Operating Expenses shall not exceed the monthly rate of 3% of the Base Monthly Rent.

D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”):

(1) payments on or any Costs associated with any loans or other debt or ground leases affecting the Project;

(2) depreciation or amortization of any buildings or any major systems of building service equipment within the Project, except as provided in Section 5.4;

(3) leasing commissions, attorneys’ fees, permit and inspection fees, and improvements and renovations made to other space in the Building for lease to other tenants;

(4) Costs of tenant improvements installed for the exclusive use of other tenants of the Project, or Costs for special services that are provided to other tenants of the Project but not offered, provided or made available to Tenant;

(5) any Cost incurred in complying with Hazardous Materials Laws or incurred in connection with the presence of any Hazardous Materials;

(6) Costs incurred in connection with negotiations or disputes with any other occupant of the Project and Costs arising from the violation by Landlord or any other occupant of the Project of the terms and conditions of any lease or other agreement;

(7) Cost of special services, goods or materials provided to any tenant and not provided, offered or made available to Tenant;

(8) any Costs or expenses representing any amount paid for services and materials to a (personal or business) related person, firm, or entity to the extent such amount exceeds the amount that would have been paid for such service or materials at the then existing market rates in the absence of such relationship;

(9) amounts reimbursed or Costs covered pursuant to contractor’s or manufacturer’s warranties or guarantees; provided that any charges for obtaining or maintaining such warranties or guarantees or enforcing warranty or guarantee claims shall be included in Common Operating Expenses, but Landlord shall not be obligated to commence any suit or arbitration proceeding to enforce or collect any such warranty or guarantee claims and if Landlord determines it is not reasonably prudent to pursue enforcement of such warranties or guaranties, Landlord will not be obligated to pursue such enforcement;

(10) Costs incurred due to a violation by Landlord of any of the terms and conditions of this Lease or any other lease for space in the Building;

(11) advertising and promotional expenditures;

(12) Costs to repair defects in the structural portions of the Building, which for purposes hereof shall mean the roof structure, foundation, footings, floor slabs, and load bearing walls.

(13) Costs occasioned by the violation of any Law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors;

(14) Costs occasioned by casualties or by the exercise of the power of eminent domain;

(15) expense reserves except for Operating Expenses and Taxes for the applicable calendar year as provided in Article 8 of this Lease;

(16) Costs to make the Premises or the Project in compliance with any applicable Law as of the Commencement Date;

(17) Any insurance deductible in excess of $20,000.00;

(18) Costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question as provided in Section 5.4; and

(19) wages, compensation, and labor burden for any employee not stationed on the Project on a full-time basis or any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project in excess of 3% of Monthly Base Rent.

Landlord agrees to maintain its records of Common Operating Expenses in accordance with an generally accepted property management practices applied by Landlord in good faith.

8.3 Real Property Taxes Defined: The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of

Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (b) imposed on land and improvements other than the Project; or (c) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state income taxes.

8.4 Adjustments. Notwithstanding the foregoing provisions, Tenant’s Share as to certain expenses included in Common Operating Expenses may be calculated differently to yield a higher percentage share for Tenant as to those expenses if Landlord permits other tenants or occupants in the Project to incur such expenses directly rather than have Landlord incur the expense in common for the Project. In such case, Tenant’s Share of the applicable expense shall be calculated as having as its denominator the sum of the gross leasable areas of all premises in the Project less the gross leasable areas of tenants who have incurred such expense directly. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Project to incur Common Area Costs. Any such permission shall be in the sole discretion of Landlord.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance: Tenant shall maintain insurance complying with all of the following:

A. Types. Tenant shall procure, pay for and keep in full force and effect the following:

(1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Section 10.3;

(2) Fire and property damage insurance in so-called “all risk” form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof;

(3) Insurance protecting against liability under workers’ compensation laws with limits at least as required by statute and insurance for all plate glass in the Premises.

B. Requirements. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured (as to the commercial general liability policy only); (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be issued by an insurance company licensed to do business in the State of California with a designation in “Best’s Insurance Reports,” as issued from time to time, throughout the Term of a policyholders’ rating of A- and a financial rating of not less than VII; (iv) shall provide that such policy shall not be subject to cancellation, lapse or reduction except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; and (v) shall contain a cross liability endorsement. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1.

C. Evidence. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents takes possession the Premises or enters or occupies early as provided in Section 2.5 hereof and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1 if a claim is made against Landlord and the insurance company has not agreed to defend or provide coverage. If the Lease Term is extended beyond the initial Lease Term as provided in Addendum No. 1 and Landlord notifies Tenant within 30 days after Landlord’s receipt of Tenant’s Extension Option Notice (as defined in Addendum No. 1) that the amount of commercial general liability coverage required of Tenant pursuant to this Section 9.1 is not adequate based on the requirements of the Lender, then Tenant shall increase such coverage for such insurance to such amount as such Lender reasonably deems adequate, not to exceed $5,000,000.00.

9.2 Landlord’s Insurance: Landlord shall have the following obligations and options regarding insurance:

A. Property Damage. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils as Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain “deductibles” which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations of Tenant.

B. Other. Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

C. Tenant’s Obligation to Reimburse: If Landlord’s insurance rates for the Building are increased at any time during the Lease Term as a result of a change in the Permitted Use or due to the number of claims made arising from any act or omission by Tenant or its Agents, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

9.3 Release and Waiver of Subrogation: Notwithstanding anything to the contrary contained in this Lease, the parties hereto release each other, and their respective agents, employees, successors, subtenants and assignees from any liability for damage to property that is caused by or results from any risk insured against under any valid and collectible property insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such damage, that is actually insured against, or that is normally covered by the property insurance policies required to be carried hereunder, without regard to the negligence or willful misconduct of the entity so released; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs Section 9.1A and Section 9.2B; and (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of Section 9.1 to the extent permitted by this Lease. Each party shall use reasonable efforts to cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

ARTICLE 10

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1 Limitation on Landlord’s Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. However, if Landlord fails to perform its repair and maintenance obligations under Section 6.2 hereof within a reasonable time after receipt of written notice from Tenant (but in no event later than thirty (30) days after receipt of written notice by Tenant to Landlord specifying where Landlord has failed to perform such obligation, unless the nature of the work is such that more than thirty (30) days are required for performance and Landlord has commenced and is proceeding with due diligence to complete such work), then Tenant may perform such work and bill Landlord for the reasonable cost thereof, in which case Landlord will reimburse Tenant for such costs within thirty (30) days after receipt of such demand from Tenant together with reasonable supporting documentation.

10.2 Limitation on Tenant’s Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project (including any sale or insurance proceeds therefrom) for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

10.3 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) the negligence or willful misconduct of Tenant or its Agents, or (iii) an Event of Tenant’s Default. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

10.4 Indemnification of Tenant. Notwithstanding anything in this Lease to the contrary, Landlord shall not be released from and shall hold harmless, indemnify and defend Tenant, and its employees, agents and contractors, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from the negligence or willful misconduct of Landlord or Landlord’s Agents, or a default (after notice and the expiration of the applicable cure period) of Landlord’s obligations or representations under the Lease.

10.5 Closures. Landlord has the right, but not the obligation, in its reasonable discretion to temporarily close the Building or access to portions thereof, including, without limitation, any Common Area and the Premises, if there is any act or threat of any act of terrorism, war, violence, vandalism, civil unrest, riot or other event that may pose a threat to the public safety or damage to the Building, including without limitation, any advisory warning or notice from the Office of Homeland Security or any other federal, state or local governmental or enforcement agency (herein referred to as an event of “Civil Unrest”). Landlord agrees to use its good faith efforts to resume access to the Building by Tenant as soon as possible after the Civil Unrest ceases or the threat thereof elapses. Tenant agrees to use its best efforts to reasonably comply with any notice from Landlord or any governmental agency to close the Building or portions thereof and to immediately cause all of its employees, agents, contractors and invitees to vacate the Building. Landlord will not be responsible for any loss or damage to Tenant’s business as a result of an event of Civil Unrest and Tenant will not be entitled to any abatement in rent or other relief of its obligations under this Lease for any period of time when Tenant may not have access to the Premises or Building due to any Civil Unrest.

ARTICLE 11

DAMAGE TO PREMISES

11.1 Landlord’s Duty to Restore: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the

Premises. Tenant may forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Section 9.1A(2) may be used for such purpose.

11.2 Landlord’s Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

A. Damage From Insured Peril. The Building is damaged by an Insured Peril to such an extent that the estimated time to restore will be more than 180 days from the date of the casualty;

B. Damage From Uninsured Peril. The Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost of the Building; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

C. Damage Near End of Term. The Premises are damaged by any peril within 6 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

D. Restrictions on Restoration. The Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

E. Defined Terms. As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” means a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any “deductible” amount specified by such insurance) to restore the Building under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term “Uninsured Peril” means any peril which is not an Insured Peril. Notwithstanding the foregoing, if the “deductible” for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an “Uninsured Peril”.

11.3 Tenant’s Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 15 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

A. Major Damage. The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 180 days after the date of such damage or the Premises are not in fact restored within 180 days and such delay was not caused by Tenant.

B. Damage Near End of Term. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises.

11.4 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

ARTICLE 12

CONDEMNATION

12.1 Landlord’s Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any material part of the Premises is so taken, (ii) more than 10% of the Building leasable area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

12.2 Tenant’s Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by Section 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or re-striping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

12.3 Restoration and Abatement of Rent: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent and Additional Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

12.4 Temporary Taking: If any portion of the Premises is temporarily taken for 120 days or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds 120 days or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

ARTICLE 13

DEFAULT AND REMEDIES

13.1 Events of Tenant’s Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A. Payment. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due and such failure is not cured within 5 days after delivery to Tenant of written notice from Landlord specifying such failure to pay; or

B. General Covenant. Tenant shall have failed to perform any term, covenant, or condition of this Lease other than those referred to in any other subsection of this Section 13.1, and Tenant shall have failed to cure such breach within 30 days after delivery to Tenant of written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

C. Transfer. Tenant shall have entered into a Transfer in violation of the provisions contained in Article 14; or

D. Abandonment. Tenant shall have failed to pay Rent when due within 5 days after delivery to Tenant of written notice from Landlord and abandoned the Premises; or

E. Insolvency. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 USC §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

F. Required Documents. Tenant shall have failed to deliver documents required of it pursuant to Section 15.4 or Section 15.6 within the time periods specified therein.

13.2 Landlord’s Remedies: If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

A. Continue. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

B. Enter and Relet. Intentionally deleted.

C. Terminate. Landlord may terminate this Lease by giving Tenant written notice of termination (such notice to be in accordance with the terms of this Lease and with all Laws), in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any efforts to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

D. No Deemed Termination. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination.

E. Damages. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term “rent” includes Base Monthly Rent and Additional Rent. Such damages shall include:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) the unamortized costs incurred by Landlord to construct the Tenant Improvements; (iii) reasonable broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.

F. Non Exclusive Remedies. Nothing in this Section 13.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 7.2 and Section 10.3.

13.3 Waiver: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4 Limitation On Exercise of Rights: At any time that an Event of Tenant’s Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend.

13.5 Waiver by Tenant of Certain Remedies: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

13.6 Landlord’s Default. Landlord shall not be in default hereunder unless (and shall be in default hereunder in the event that) Landlord fails to perform obligations required of Landlord within thirty (30) days after receipt of written notice from Tenant specifying where Landlord has failed to perform such obligation; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. If Landlord is in default for the failure to perform any repair or maintenance obligation for which Landlord has a duty under this Lease, within the time period provided above and diligently pursued the matter to completion, then Tenant may perform any such obligation and obtain reimbursement from Landlord for the reasonable cost thereof.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as “Tenant”):

A. Transfer. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted, not to exceed $1,000.00 unless Tenant or its transferee request material changes to Landlord’s form of consent. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord’s consent shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

B. Procedure. At least 20 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all Subrent to be given on account of the Transfer; (v) a recent quarterly public financial statement of Tenant; and (vi) an accurately filled out response to Landlord’s standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Tenant’s receipt of such notice from Landlord. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) 15 days of receipt of such request together with the required accompanying documentation, or (ii) 7 days after Landlord’s receipt of all information which Landlord reasonably requests within seven days after it receives Tenant’s first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within 5 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord’s consent in accordance with the same process for obtaining Landlord’s initial consent to such Transfer.

C. Recapture. In the event that Tenant seeks to make any Transfer other than a Permitted Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet, so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases, including, without limitation, the party to which Tenant was going to enter into the Transfer, on whatever terms are acceptable to Landlord. If Landlord elects simply to terminate this Lease (or, in the case of a partial sublease, terminate this Lease as to the portion to be so sublet), this Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant’s Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination. Landlord’s right to recapture under this paragraph will not be applicable to any Permitted Transfer or a sublease that individually or in the aggregate of all subleases is for less than fifty (50%) of the gross leasable area in the Premises and individually has a sublease term expiring more than six months prior the expiration of the Lease Term.

D. Other Requirements. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

(2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in Section 14.1D(5)) received by Tenant. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

(3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord’s share, all Permitted Transfer Costs shall be first recovered by Tenant.

(4) Tenant’s obligations under this Section 14.1D shall survive any Transfer. At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

(5) As used in this Section 14.1D, the term “Subrent” shall mean any consideration of any kind received by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises minus (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question, (iii) all reasonable costs incurred for constructing improvements and/or remodeling for such Transfer that are made to the portion of the Premises to be occupied by a transferee under a Transfer and (iv) Base Rent and Additional Rent (the expenses listed in (i)-(iv) shall be collectively referred to as “Permitted Transfer Costs”).

E. Deemed Transfers. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) of stock or interests possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued or interests in, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 50% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. Notwithstanding the foregoing, any deemed Transfer described above shall be subject to the right of Tenant to enter into a Permitted Transfer without Landlord’s consent as provided below.

F. Permitted Transfers. Notwithstanding anything contained in Section 14.1, so long as Tenant otherwise complies with the provisions of Section 14.1 Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any subsidiary or affiliated corporation or entity, (ii) any corporation which controls, is controlled by, or is under common control with the Tenant to this Lease, (iii) any corporation or other entity surviving or successor to a merger, non-bankruptcy reorganization, or consolidation of Tenant with another entity where such surviving entity or successor has a net worth not less than Tenant’s net worth at the Commencement Date, or (iv) to any corporation or entity that acquires the assets of Tenant, provided such successor entity has a net worth not less than Tenant’s net worth at the Commencement Date (a “Permitted Transfer”), without Landlord’s prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Section 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Section 14.1D. Tenant’s net worth for purposes hereof shall be calculated based on the current assets minus current liabilities. Notwithstanding anything to the contrary, the pledge of or grant of a security interest in any of the Tenant’s capital stock shall be deemed an assignment, subletting or other transfer of the Lease or the Premises.

G. Reasonable Standards. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(1) The financial strength, credit, character and business or professional standing of the proposed transferee at the time of the proposed Transfer is not sufficient to meet the remaining obligations of Tenant under this Lease;

(2) A proposed transferee whose occupation of the Premises would cause a diminution in the value of the Building or Project;

(3) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Project or the other occupants of the Project would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Project;

(4) A proposed transferee whose occupancy will require a variation in the terms of this Lease (other than the use clause) or which otherwise adversely affects any interest of Landlord;

(5) The existence of any Event of Tenant’s Default;

(6) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant’s business is subject;

(7) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project;

(8) Landlord otherwise determines that the proposed Transfer would have the effect of increasing the expenses associated with operating, maintaining and repairing the Building or the Project;

(9) he proposed Transferee will use, store or handle Hazardous Materials (defined above) in or about the Premises of a type, nature or quantity not then acceptable to Landlord

14.2 Transfer By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, provided that (i) Landlord transfers to such successor the Security Deposit to the extent not applied by Landlord towards any obligations of Tenant under this Lease, and (ii) the successor assumes in writing the obligations of Landlord first arising and accruing from and after the effective date of such transfer. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises

ARTICLE 15

GENERAL PROVISIONS

15.1 Landlord’s Right to Enter: Landlord and its agents may enter the Premises, at any reasonable time after giving at least 24 hours’ prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or, in the last six (6) months of the Lease Term, to prospective tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary “for sale” signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this ¶15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises. Any such entry by Landlord or Landlord’s Agents shall comply with Tenant’s reasonable security measures and shall not impair Tenant’s operations more than reasonably necessary, provided such security measures do not precluded access during normal business hours or when reasonably necessary.

15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, (iii) Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B, (iv) any alterations existing in the Premises on the Commencement Date, and (v) any other alterations which Tenant is not required to remove. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the reasonable standards for maintenance, repair and janitorial practices required hereunder, and does not include items of neglected or deferred maintenance. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any Tenant’s Alterations which Tenant is required to remove pursuant to Section 5.2 and repair all damage caused by such removal Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, reasonable actual attorneys’ fees and costs.

15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

15.4 Subordination: The following provisions shall govern the relationship of this Lease to any Security Instrument:

A. Security Instruments. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

B. New Security Instruments. This Lease shall be subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as an Event of Tenant’s Default does not exist, unless this Lease is otherwise terminated pursuant to its terms.

C. Documents. Tenant shall upon request execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, (iii) any payment of rent for more than the current month or more than one month prior to the due date for the then current installment, (iv) any act or omission of any previous landlord (including Landlord), or (v) any amendment or modification of this Lease made without such lender’s consent to the extent such consent is required. Tenant’s failure to execute any such document or instrument within 10 days after written demand therefor shall constitute a default hereunder.

D. SNDA. Landlord has informed Tenant that the Building is currently encumbered by a Security Instrument. Landlord shall request the beneficiary (or its servicer) of the existing Security Instrument that encumbers the Project as of the date hereof to issue its standard subordination, non-disturbance and attornment agreement (“SNDA”), pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such Security Instrument or sale under such Security Instrument, so long as Tenant is not in default hereunder. Landlord’s sole obligation under this section is to request such SNDA. Obtaining the SNDA is not a condition precedent or subsequent to the Lease, nor a breach of Landlord’s obligation. The failure of such lender to issue its SNDA shall not relieve Tenant of any of its obligations under the Lease. Landlord will pay for the basic administrative fee and costs for such Lender’s attorney to prepare the SNDA, but Tenant shall be responsible for paying all additional costs incurred to negotiate any material changes in the Lender’s form of SNDA.

15.5 Mortgagee Protection and Attornment: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name and address have been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to have a receiver appointed but excluding time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6 Estoppel Certificates and Financial Statements: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days’ prior written notice from Landlord, provide Tenant’s most recent quarterly public (if Tenant at the time is a public company, otherwise the private company’s quarterly) financial statement and financial statements covering the 24 month period prior to the date of such most recent quarterly financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Unless publicly available, Landlord shall treat all financial statements of Tenant confidentially, but Landlord may disclose such financial statements to Landlord’s investors and Lender and to prospective lenders, investors and buyers so long as (i) such parties agree in writing to keep such information confidential, or (ii) are notified in writing by Landlord that such information is confidential and Landlord notifies Tenant of the parties to whom such information has been delivered.

15.7 Consent: Whenever Landlord’s approval or consent is required by this Lease, such approval or consent will not be unreasonably withheld, conditioned or delayed, unless a different standard has been expressly provided in this Lease for the particular matter requiring Landlord’s consent or approval.

15.8 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), and (ii) when delivered if given by personal delivery. Either party may change its address by giving notice of the same in accordance with this Section 15.8, provided, however, that any address to which notices may be sent must be a California address.

15.9 Attorneys’ Fees: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.10 Corporate Authority: Tenant represents and warrants that the individual executing the Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership). Tenant covenants and warrants that it is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

15.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” means Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall”, “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

15.12 Termination by Exercise of Right: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This Section 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.

15.13 Brokerage Commissions: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers pursuant to a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

15.14 Force Majeure: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of a party hereto (except financial inability) shall excuse the performance by that party, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder. The foregoing shall not apply to provisions for payment or abatement of rent or termination of this Lease.

15.15 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the

Premises may be used for Tenant’s intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:		TENANT:

SAN TOMAS PROPERTIES, LLC a Delaware limited liability company		NASSDA CORPORATION a Delaware corporation

By:	Divco West Group, LLC, a Delaware limited liability company Its Agent	By:	/s/ Tammy Liu
		Name:	Tammy Liu

By:	/s/ David Smithers	Title:	CFO

Name:	David Smithers	Dated:	12/20/02
Its:	CDO

Dated:	12/20/02

[MAP]

EXHIBIT B

WORK LETTER FOR CONSTRUCTION OBLIGATIONS

This Exhibit B forms a part of that certain Lease (the “Lease”) by and between San Tomas Properties, LLC, a Delaware limited liability company, as Landlord, and Nassda Corporation, as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements, this Exhibit shall govern.

1. Defined Terms. All defined terms referred to in this Exhibit shall have the same meaning as defined in the Lease to which this Exhibit is a part, except where expressly defined to the contrary.

2. Additional Definitions. Each of the following terms shall have the following meaning:

“Construction Plans” – The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion, and in all respects shall be in compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located.

“Force Majeure Delays” – Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Scheduled Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. The time for performance of any obligation of Landlord to construct Landlord’s Work under this Work Letter or the Lease shall be extended at Landlord’s election by the period of any delay caused by any of the foregoing events.

“Space Plan” – That certain design or space plan attached hereto as Exhibit B-1, which reflect the Tenant Improvements to be constructed by Landlord. Landlord and Tenant hereby approve of the Space Plan. The type and quality of materials to be used by Landlord to construct the Tenant Improvements will be consistent with the type and quality of materials currently installed in the Premises (the “Standard Specifications”), except as otherwise described in the Space Plan. However, if the Space Plan or the Construction Plans or any changes thereto or in the Tenant

Improvements provide for changes to the Standard Specifications, Tenant shall be responsible for all additional costs in connection therewith (only the actual incremental cost above the Standard Specifications incurred by Landlord). Landlord acknowledges that there is nothing in the Space Plan that is inconsistent with the Standard Specifications or would require Tenant to contribute to the cost of the Tenant Improvements.

“Substantial Completion,” “Substantially Complete,” “Substantially Completed” – The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the following have occurred or would have occurred but for Tenant Delays:

(a) Landlord has delivered to Tenant a written notice in which Landlord certifies that the Tenant Improvements have been constructed substantially in accordance with the Construction Plans, except “punch list” items which may be completed without materially impairing Tenant’s use of the Premises or a material portion thereof; and

(b) Landlord has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy or signed building permit (or equivalent), if one is required, for the Tenant Improvements permitting occupancy of the Premises by Tenant.

(c) all utilities are hooked up and available for use, other than Tenant’s telephone, cabling and telecommunication service which shall be Tenant’s responsibility; and

(d) Landlord has offered to deliver possession of the Premises to Tenant.

“Tenant Delay” – Any delay incurred by Landlord in completing the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond any applicable required time period set forth in this Exhibit; (ii) a delay in the performance of work in the Premises by Tenant or any person employed by Tenant; (iii) any changes requested by Tenant in or to previously approved work or in the Space Plan, Building Specifications or Construction Plans; (iv) new requests for materials and finishes which are not readily available, and/or delays in delivery of any materials specified by Tenant through change orders; (v) the failure of Tenant to pay as and when due under this Exhibit all costs and expenses to construct the Tenant Improvements to the extent Tenant is required to pay for such costs in this Exhibit; or (vi) interference with the construction of the Tenant Improvements. Landlord shall promptly notify Tenant after Landlord knows of an event constituting a Tenant Delay and of Landlord’s good faith estimate of the length of the Tenant Delay.

“Tenant Improvements” – The improvements to be installed by Landlord substantially in accordance with the Space Plans and Construction Plans, and described on Exhibit B-1 attached hereto.

3. Construction of the Tenant Improvements.

3.1 Construction Plans. Landlord, at Landlord’s sole cost and expense, shall cause to be prepared the Construction Plans for the Tenant Improvements that are consistent with and are logical evolutions of the Space Plan and the building standards to the extent necessary to obtain any permits required to construct the Tenant Improvements. Tenant’s approval of the Construction Plans shall be required, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall notify Landlord in writing within five (5) days after receipt of Construction Plans or any preliminary plans that (i) Tenant approves of such plans; or (ii) Tenant disapproves the plans because they vary in design from the Space Plan approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant), but such disapproval shall constitute a Tenant Delay unless the plans deviate from the Space Plan or changes in such Space Plan that have been approved in writing by Landlord. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such plans.

3.2 Construction. Landlord, at Landlord’s sole cost and expense (except as otherwise expressly set forth in this Exhibit) shall construct the Tenant Improvements substantially in accordance with the Space Plan, the Construction Plans and the terms of this Work Letter. The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord at its sole and absolute discretion without the consent of Tenant. The parties anticipate that the Tenant Improvements will be Substantially Completed by the estimated Commencement Date, subject to Tenant Delays and Force Majeure Delays. Tenant shall have no liability to any contractors on the construction contract.

3.3 Tenant’s Responsibility. Tenant shall be solely responsible for the suitability for the Tenant’s needs and business of the design and function of the Tenant Improvements. Tenant shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction. Tenant’s Personal Property shall at all times be and remain Tenant’s property and at any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Property.

4. Payment of Construction Costs. Landlord shall pay for the costs to construct the Tenant Improvements based on the Space Plan in existence as of the date hereof. Any additional costs due to changes in the Tenant Improvements reflected in the Space Plan or in the Construction Plans requested by Tenant or as a result of any Tenant Delay shall be paid by Tenant as provided in section 4 below. Any tenant improvement-related cost for which Tenant will be responsible, whether as a result of a specific change of material requested by Tenant or otherwise, must be approved in advance in writing by Tenant. Landlord shall provide Tenant with reasonable advance notice (not less than one (1) business day) of such estimated costs thereof (the “Cost Estimate”) and the estimated length of a Tenant Delay due to such change or due to the time afforded Tenant to consider such Cost Estimate. Within three (3) business days after receipt thereof, at its election, Tenant may (a) approve the Cost Estimate, (b) withdraw the requested change or material which would result in the cost or (c) deliver to Landlord the specific written changes to such plans that are necessary, in Tenant’s opinion to reduce costs. As long as Tenant timely responds and the parties diligently work to resolve any issues relating to such costs, the time it takes for such resolution shall not be deemed a Tenant Delay, unless the general contractor claims that whatever time taken by

Tenant to review and consider such Cost Estimate delays construction of the Tenant Improvements. Any such cost to be paid by Tenant shall be only the actual incremental increase in cost incurred by Landlord above the building standard or original plan prior to the change request or otherwise, as the case may be.

5. Changes in Work. Tenant shall not be permitted to make any change in the Tenant Improvements or Building Specifications without the prior written approval of Landlord, which may be exercised, and made subject to such conditions as Landlord may require, in its reasonable discretion. Any change approved by Landlord that does actually result in a delay in constructing the Tenant Improvements shall be deemed a Tenant Delay, and shall extend the time period by which Landlord must Substantially Complete the Tenant Improvements, but shall not extend or postpone the date for payment of rent or for commencement of the term under this Lease. The cost of such changes and the additional costs as a result of any other Tenant Delay, including the cost to revise the Construction Plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be paid by Tenant to Landlord within thirty (30) days after Tenant’s receipt of notice from Landlord subject to prior approval by Tenant. If Landlord does not receive such payment within said thirty (30) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof. Any delay caused as a result of such a change or request for a change shall constitute a Tenant Delay. After the Construction Plans have been approved by both parties as provided above, neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All change orders shall specify any change in the Cost Estimate as a consequence of the change order.

6. Delivery. When the Tenant Improvements are Substantially Complete, Landlord shall deliver possession of the Premises to Tenant.

7. Contractor’s Warranty. Landlord’s contractor, supplier or vendor may provide a warranty that the Tenant Improvements (or applicable portion thereof) will be free from material defects in workmanship and materials for a period following Substantial Completion of the Tenant Improvements or work completed or materials supplied by such party (“Contractor’s Warranty”). If any of the workmanship or material used in the Tenant Improvements is found to be defective within the applicable Warranty period, Landlord agrees to assign to Tenant any right that Landlord may have to the Contractor’s Warranty to correct such work, in which case Tenant may pursue the claim and enforcement of the Contractor’s Warranty. At no additional expense, Landlord agrees to cooperate with Tenant in enforcing Contractor’s Warranty, but Landlord will not be responsible for the failure of the contactor to correct such work or honor such Contactor Warranty.

EXHIBIT B-1

SPACE PLAN

The Construction Documents prepared by AAI under Project Name Nassda, Project No. 1913, dated 12/11/02, which contain the following sheets:

G-001	TITLE SHEET

A-002	EXITING PLAN

A-100	SITE PLAN

A-101.2	DEMO/CONSTRUCTION/FINISH PLAN (SECOND FLOOR)

A-102.2	REFLECTED CEILING PLAN (SECOND FLOOR)

A-103.2	POWER & SIGNAL PLAN (SECOND FLOOR)

A-401	ENLARGED TOILET PLANS/DETAILS

A-501	CONSTRUCTION DETAILS/DOOR NOTES

A-502	MILLWORK ELEVATIONS AND DETAILS

Exhibit “C”

ACCEPTANCE AGREEMENT

This Acceptance Agreement is made as of                             , 2002, by and between the parties hereto with regard to that Lease dated                 , 2002, by and between San Tomas Properties, LLC, a Delaware limited liability company, as Landlord (“Landlord”), and Nassda Corporation, a Delaware corporation, as Tenant (“Tenant”), affecting those premises located in the second floor of the building at 2650 San Tomas Expressway, Santa Clara, California. The parties hereto agree as follows:

1. Landlord delivered possession of the Premises to Tenant on                         , with all improvements and work, if any, completed in a good and workmanlike manner and otherwise in the condition required under the Lease and Tenant accepted possession of the Premises in accordance with the terms of the Lease. Tenant’s acceptance of possession of the Premises shall in no way be deemed a waiver of its right to have condition defects corrected by Landlord at Landlord’s sole cost in accordance with the terms of the Lease.

2. The Commencement Date of the Lease Term for the Premises is                         , and the Lease Term for the Premises shall expire on                                 ,             , unless sooner terminated according to the terms of the Lease.

3. Each party represents and warrants to the other that it is duly authorized to enter into this Acceptance Agreement without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.

LANDLORD:		TENANT:

San Tomas Properties, LLC a Delaware limited liability company		Nassda Corporation a Delaware corporation

By:	Divco West Group, LLC,	By:
	a Delaware limited liability company	Name:
Title:

By:		Dated:
Name:
Its:

Dated:

Exhibit D

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o Divco West Group, LLC, 150 Almaden Blvd., Suite 700 San Jose, CA 94549 Attn.: Asset Manager

Name of (Prospective) Tenant: NASSDA CORPORATION

Mailing Address: 2795 Scott Blvd., Suite 110, Santa Clara, CA 95070

Contact Person, Title and Telephone Number(s): Tammy Liu, CFO 408-327-7710

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Tammy Liu, CFO 408-327-7710

Address of (Prospective) Premises: 2650 San Tomas Expressway, Second Floor, Santa Clara, CA

Length of (Prospective) Initial Term: three (3) years

2.	General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

Electronic Design Automation Software development, marketing, sales, shipments and support and general office administration.

3. Use, Storage and Disposal of Hazardous Materials

3.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☒
Chemical Products	Yes ☐	No ☒
Other	Yes ☐	No ☒

If Yes is marked, please explain:

3.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

4. Storage Tanks and Sumps

4.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes  ☐    No  ☒

If yes, please explain:

5. Waste Management

5.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes  ☐  No  ☒

5.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes  ☐  No  ☒

If yes, attach a copy of the most recent report filed.

6. Wastewater Treatment and Discharge

6.1 Will your company discharge wastewater or other wastes to:

     No      storm drain?                 No      sewer?

     No      surface water?              No      no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

6.2 Will any such wastewater or waste be treated before discharge?

Yes  ☐  No  ☒

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

7. Air Discharges

7.1 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☐  No  ☒

If yes, please explain:

7.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

No Spray booth(s)	No Incinerator(s)
No Dip tank(s)	No Other (Please describe)
No Drying oven(s)	No No Equipment Requiring Air Permits

If yes, please explain:

8. Hazardous Materials Disclosures

8.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes  ☐  No  ☒

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

8.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes  ☐  No  ☒

If yes, please explain:

9. Enforcement Actions and Complaints

9.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes  ☐  No  ☒

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the Lease Agreement.

9.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes  ☐  No  ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the Lease Agreement.

9.3 Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes  ☐  No  ☒

If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease Agreement.

10. Permits and Licenses

10.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the Hazardous Material Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name) Tammy Liu, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant: NASSDA CORPORATION

By:	/s/ Tammy Liu

Title:	CFO

Date:	12/20/02

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